DRESSER-RAND GROUP INC.
Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Dresser-Rand Group Inc. (the “Company”) on Form 10-Q for the quarter ending June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Vincent R. Volpe, Jr., President, Chief Executive Officer and Director of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 31, 2007	/s/ Vincent R. Volpe Jr.
Vincent R. Volpe Jr.
President, Chief Executive Officer and
Director